Exhibit 99.1

For Immediate Release
Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Athan Dounis, Account Manager
China TransInfo Technology Corp	Email: athan.dounis@ccgir.com
Email: ir@ctfo.com	Tel: +1-646-213-1916
TelF+ 86 10 –5169 1657
Mr. Crocker Coulson, President
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915
CCG Investor Relations
Website: www.ccgirasia.com

China TransInfo Announces Record First Quarter Results

Beijing, China – May 14, 2010, China TransInfo Technology Corp., (NASDAQ: CTFO), ("China TransInfo" or "the Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China ("PRC"), today reported its unaudited financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights

  Revenue increased 282.1% year-over-year to $24.9 million

  Gross profit expanded 156.8% year-over-year to $8.5 million

  Operating income grew 151.6% year-over-year to $3.7 million

  Adjusted net income increased 46.8% year-over-year to $2.2 million, or $0.10 per fully diluted share

  Awarded an intelligent transportation system contract in Zhejiang Province valued at approximately USD $22.9 million through its VIE subsidiary Beijing UNISITS Technology Co., Ltd. ("UNISITS")

  Raised $10 million in gross proceeds by issuing and selling 1.6 million shares in a registered direct offering to SAIF Partners III L.P.

  The Company and the Company’s variable interest entity, China TransInfo Technology Group Co., gained majority equity ownership of Beijing UNISITS Technology Co. Ltd. ("UNISITS)

"During the first quarter of 2010, we continued to experience strong demand for our innovative solutions for traffic management," commented Mr. Shudong Xia, Chief Executive Officer of China TransInfo. "As a result, revenue more than tripled and adjusted net income increased almost 50% year over year. Our $10 million equity financing from SAIF Partners enabled us to acquire the majority stake in UNISITS. This is a significance acquisition for us, which solidifies our strategic commitment to gain market share in the expressway market and expand our geographic penetration."

CTFO Reports First Quarter Fiscal Year 2010 Results	page 2

Unaudited First Quarter 2010 Results

For the quarter ended March 31, 2010, revenue increased 282.1% to $24.9 million, as compared to $6.5 million in the comparable period of 2009. Revenue from products and applications in the transportation business sector increased 417.0% to $24.5 million, or 98.3% of total revenue, as compared to $4.7 million, or 72.7% of total revenue, in the same period last year. The remainder of revenues were derived from the digital city, land & resources, and other business sectors.

The Company’s gross profit increased 156.8% to $8.5 million in the first quarter of 2010, compared to $3.3 million in the same period of 2009. Gross margin was 34.3%, compared to 51.0% during the same period of 2009. The decrease in gross margin resulted from the consolidation of UNISITS’ financials into those of China TransInfo, since UNISITS’ business involves more hardware components, which have much lower gross margins than do the products and services of the Company’s legacy transportation business.

Operating expenses were $4.9 million, as compared to $1.9 million in the first quarter of 2009. The increase was primarily due to the Company’s expansion initiatives, including additional marketing activities, as well as higher staffing and professional fees.

Operating income increased 151.6% to $3.7 million, as compared to $1.5 million in the first quarter of 2009.

Net income attributable to the Company increased 21.4% to $1.8 million, or $0.08 per fully diluted share, as compared to $1.4 million, or $0.06 per fully diluted share, in the same period of 2009. Adjusted net income attributable to the Company, excluding non-cash stock based compensation expense and amortization expense of intangibles from acquisitions, increased 46.8% to $2.2 million, or $0.10 per fully diluted share, as compared to $1.5 million, or $0.07 per fully diluted share, in the comparable period of 2009. Weighted average fully diluted shares outstanding increased to 23.1 million shares, as compared to 22.3 million shares in the first quarter of 2009.

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the three months ended		For the three months ended
	31-Mar-10		31-Mar-09
	Net Income	Diluted EPS	Net Income	Diluted EPS

Adjusted Amount Adjustments	2,220,600	0.10	1,512,706	0.07
				-
Amortization of intangible assets from acquisitions (1)	47,075	0.00	4,359	0.00

Non-cash share based compensation	414,486	0.02	59,661	0.00

Amount per consolidated statement of operations	1,759,039	0.08	1,448,686	0.06

(1) Amortizations of intangible assets from acquisitions for Q1 2010 includes amortizations of intangible assets from acquisitions of China TranWiseway in 2008 and UNISITS in 2009

CTFO Reports First Quarter Fiscal Year 2010 Results	page 3

Financial Condition

As of March 31, 2010, cash and cash equivalents totaled $25.8 million, compared to $27.4 million at year-end 2009. Working capital increased to $53.3 million, compared to $44.4 million at the year-end 2009. Stockholders’ equity was $86.5 million, compared to $77.8 million at year-end 2009.

Recent Events

On April 22, China TransInfo announced that the Company launched its Fleet Management Service business in Hunan Province, following the official debut of its Information and Control System ("IC System") for the World Expo in Shanghai.

On April 20, the Company announced that the Company’s Information and Control System for major commercial vehicles (the "IC System") was officially launched on April 14 at the World Expo in Shanghai that runs for six months from May 1, 2010 to October 31, 2010.

On April 15, China TransInfo announced that its majority-owned subsidiary, UNISITS Technology Corp. LTD ("UNISITS"), was selected to design a highway management program in Chongqing. This program is the pioneer project for the National Highway Information Grid.

Business Outlook

“We continue to be optimistic about our business opportunities in China’s transportation information industry, where we clearly benefit from our first mover advantage in an industry with few major players,” commented Mr. Xia. “With the debut of the IC System, the launch of our Fleet Management Service business, and our participation in the National Highway Information Grid, we have leveraged major synergies from our acquisition of UNISITS. We believe the Company will sustain its strong growth through recurring revenues streams from diverse products and services.”

For fiscal 2010, the Company reaffirms its previous guidance for revenue of approximately $120 million and adjusted net income of approximately $18 million.

CTFO Reports First Quarter Fiscal Year 2010 Results	page 4

Conference Call

The Company will host a conference call on Friday, May 14, 2010 at 8:00 a.m. Eastern Time to discuss its financial results for the first quarter ended March 31, 2010.

Mr. Troy Mao, chief financial officer, and Ms. Fan Zhou, investor relations director, will host the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 406-6165. International callers should dial (706) 902-4263. When prompted by the operator, enter conference pass code 745 230 49.

A replay will be available for 14 days starting on Friday, May 14, 2010 at 9:00 a.m. Eastern Time and can be accessed by dialing (800) 642-1687. International callers should dial (706) 645-9291. When prompted, enter conference pass code 745 230 49.

Upcoming Events

China TransInfo will present at the Second Annual China Rising Investment Conference by CCG Investor Relations on May 17th, and the Oppenheimer 4th Annual China Dragon Call Conference on May 19th. China TransInfo will also conduct a non-deal road show the week of May 17th 2010 in New York, Denver and San Francisco.

Use of Non-GAAP Financial Information

GAAP results for the three months ended March 31, 2010 and 2009 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which is adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies. Management believes that these adjusted financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, as these measures provide a consistent method of comparison to historical periods. As a result, the provision of these adjusted measures allows investors to evaluate the Company's performance using the same methodology and information as that used by the Company's management. Moreover, management believes that these adjusted measures reflect the essential operating activities of the Company. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the adjusted financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of adjustments to GAAP results appears below.

CTFO Reports First Quarter Fiscal Year 2010 Results	page 5

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on Geographic Information System (GIS) technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 89 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company's affiliation with Peking University provides the Company access to the University's GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company's website at http://www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

–FINANCIAL TABLES FOLLOW—

CTFO Reports First Quarter Fiscal Year 2010 Results	page 6

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES Consolidated Balance Sheets

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Cash and cash equivalents	$25,813,902	$27,400,420
Restricted cash	2,415,677	1,591,076
Accounts receivable, net of allowance for doubtful accounts of $78,894 and $38,209, respectively	18,755,332	14,968,778
Inventories	277,891	482,286
Cost and estimated earnings in excess of billings on uncompleted contracts	31,343,191	33,853,708
Prepaid expenses and other current assets	8,564,240	5,871,997
Other receivables	11,486,588	8,416,096
Deferred income tax assets	-	28,715
Total current assets	98,656,821	92,613,076
Property and equipment, net	10,396,034	10,541,486
Long-term investments	7,668,204	8,027,122
Intangible assets, net	4,928,837	4,494,781
Goodwill	9,979,631	9,979,631
Other assets	851,338	826,671

Total assets	$132,480,865	$126,482,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,663,914	$20,728,539
Short-term borrowings from banks	7,408,350	7,481,700
Billings in excess of costs and estimated earnings on uncompleted contracts	12,604,377	17,021,936
Accrued expenses and other current liabilities	6,692,595	3,022,140
Total current liabilities	45,369,236	48,254,315
Other long-term liabilities	997,707	389,489

Total liabilities	46,366,943	48,643,804

Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock, $0.001 par value per share, authorized 10,000,000 shares, no shares issued and outstanding at March 31, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value per share, authorized 150,000,000 shares, issued and outstanding 24,070,638 and 22,452,745 shares, respectively	24,071	22,453
Additional paid-in capital	40,646,705	25,253,666
Retained earnings	33,707,361	31,948,323
Non-controlling interests	9,619,714	18,499,475
Accumulated other comprehensive income	2,116,072	2,115,046

Total stockholders’ equity	86,113,923	77,838,963

Total liabilities and stockholders’ equity	$132,480,865	$126,482,767

CTFO Reports First Quarter Fiscal Year 2010 Results	page 7

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
	2010	2009
Net sales	$24,887,475	$6,513,395
Cost of sales	16,354,299	3,190,897
Gross profit	8,533,176	3,322,498
Total operating expenses	4,867,457	1,865,719

Income from operations	3,665,719	1,456,779

Non-operating income (expense):
Interest income	30,486	13,739
Interest expense	(97,854)	(45,721)
Subsidy income	26,443	29,302
Other expense, net	(56,911)	(195)
Total non-operating expenses	(97,836)	(2,875)

Income before income taxes, non-controlling interests, and gain on equity investments in affiliates	3,567,883	1,453,904
Income taxes	375,796	(121)

Net income before non-controlling interests and gain on equity investments in affiliates net income	3,192,087	1,454,025
Gain (loss) on equity investments in affiliates due to proportional shares of the affiliates net income	(358,795)	-

Net income before non-controlling interests	2,833,292	1,454,025
Non-controlling interests in net income of subsidiary	1,074,253	5,339

Net income	$1,759,039	$1,448,686

Weighted average number of shares outstanding:
Basic	23,011,775	22,187,314
Diluted	23,100,630	22,297,228

Earnings per share:
Basic	$0.08	$0.07
Diluted	$0.08	$0.06

CTFO Reports First Quarter Fiscal Year 2010 Results	page 8
CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (unaudited)
	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,759,039	$1,448,686
Adjustments to reconcile net income to net cash provided by operating activities:
Non-controlling interests	1,074,253	5,339
Depreciation and amortization expense	394,025	252,569
Stock-based compensation	420,845	59,661
Gain on equity investments in affiliates due to proportional shares of the affiliates net income	358,795	-
Bad debt expense	40,670	-
Adjustments to reconcile net income to net cash provided by operating activities:
Restricted cash	(824,320)	(1,545,475)
Accounts receivable	(3,825,934)	393,942
Inventories	204,326	(587,851)
Prepaid expenses and other current assets	(2,687,271)	(557,253)
Other receivables	(3,071,267)	410,446
Cost of estimated earnings in excess of billings on uncompleted contracts	2,509,661	(3,545,054)
Accounts payable	(2,063,780)	(959,764)
Billings in excess of costs and estimated on uncompleted contracts	(4,416,053)	687,761
Accrued expenses and other current liabilities	(89,361)	91,006
Decrease in customer deposit	-	(117,208)
Net cash provided by operating activities	(10,216,372)	(3,963,195)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in other non-current asset	-	(12,201)
Purchases of property and equipment	(297,871)	(527,247)
Cash used for purchases of long-term investment	-	(439,530)
Purchases of intangible assets	(384,661)	(409,409)
Net cash used in investing activities	(682,532)	(1,388,387)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on short-term borrowings	(73,325)	-
Minority shareholders’ capital contribution	9,998,435	87,960
Sale of stock	1,618	-
Payments related to related parties	-	(218,446)
Payments of transaction costs related to shares issuance	(54)	-
Payments to third parties for stock financing	(610,428)	-
Net cash used in financing activities	9,316,246	(130,486)

Effect of foreign currency translation	(3,860)	(19,386)

Net decrease in cash and cash equivalents	(1,586,518)	(5,501,454)
Cash and cash equivalents – beginning of period	27,400,420	16,122,464
Cash and cash equivalents – end of period	$25,813,902	$10,621,010

Supplemental disclosures of cash flow information:
Interest paid	$90,778	$45,721
Income taxes paid	$231,841	$7,045

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